Exhibit 10.5

FORBEARANCE agreement

This Forbearance Agreement (this “Agreement”) is entered into this _8th_ day of __August__, 2018 by and between SILICON VALLEY BANK (“Bank”) and ARSANIS, INC., a Delaware corporation (“Borrower”) whose address is 890 Winter Street, Suite 230, Waltham, Massachusetts 02451.

Recitals

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 7, 2012, as amended by that certain First Amendment to Loan and Security Agreement dated as of February 19, 2016, between Borrower and Bank, and as further amended by that certain Second Amendment to Loan and Security Agreement dated as of August 17, 2016, between Borrower and Bank (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank forbear from exercising its rights and remedies with respect to the Stated Default (as defined below).

D.Bank has agreed to so forbear from exercising its rights and remedies with respect to the Stated Default (as defined below), but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2.Acknowledgment of Defaults; Forbearance by Bank.  Borrower acknowledges that it is currently in default under the Loan Agreement by (i) its failure to comply with Section 7.1 of the Loan Agreement (with respect to dispositions) by entering into (a) that certain Option and License Agreement by and among Borrower, BB100, LLC and Bravos Biosciences, LLC dated as of March 30, 2018 and (b) that certain Option and License Agreement by and among Borrower, BB200, LLC and Bravos Biosciences, LLC dated as of June 8, 2018 without obtaining the prior written consent of Bank and  (ii) its failure to comply with Section 6.2(b) of the Loan Agreement as a result of delivering Compliance Certificates that did not disclose the violation of Section 7.1 of the Loan Agreement ((i) and (ii) collectively, the “Stated Default”).  As a result of the Stated Default, Bank may, at its option, declare all of the Obligations to be immediately due and payable in full and exercise its other rights and remedies under the Loan Documents and applicable law.  In consideration of Borrower’s performance hereunder, Bank hereby agrees to forbear from exercising its rights and remedies with respect to such defaults until the earlier to occur of (i) an Event of Default under the Loan Agreement (other than the Stated Default) or (ii) October 31, 2018.  Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this section or anywhere in this Agreement shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.  The foregoing waiver shall apply only to the Stated Default and is not intended to be and shall not be construed as a waiver or agreement to waive any other defaults or Events of Default.

3.Representations and Warranties.  To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

3.1Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

3.2Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;

3.3The organizational documents of Borrower delivered to Bank on the 2016 Amendment Date remain true, accurate and complete and have not been amended, supplemented or restated, except for Borrower’s certificate of incorporation for which a copy was furnished in connection with that certain Second Amendment to Loan and Security Agreement dated as of August 17, 2016, and are and continue to be in full force and effect;

3.4The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, have been duly authorized;

3.5The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

3.6The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

3.7This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4.[Reserved].

5.No Defenses of Borrower.  In consideration of the foregoing, Borrower hereby acknowledges and agrees that it has no offsets, defenses, causes of action, suits, damages, claims, or counterclaims against Bank, SVB Financial Group, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns (collectively, the “Bank Released Parties”) with respect to the Obligations, the Loan Documents, the Collateral, any Bank Services Agreement, any contracts, promises, commitments, or other agreements to provide, to arrange for, or to obtain loans or other financial accommodations to or for Borrower, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, causes of action, suits, damages, claims, or counterclaims against one or more of the Bank Released Parties, at law or in equity, whether known or unknown, from the beginning of the world through this date and through the time of execution of this Agreement (collectively, the “Released Claims”) all of them are hereby expressly WAIVED and Borrower hereby RELEASES the Bank Released Parties from any liability therefor.  Borrower hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, arbitration or proceeding of any kind, in any court or before any tribunal or arbiter or arbitration panel, against any Bank Released Party as to any of the Released Claims.

6.Integration.  This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

7.Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Effectiveness.  This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto and (b) Borrower’s payment to Bank of Bank’s legal fees and expenses incurred in connection with this Agreement.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		ARSANIS, INC.

By:	/s/ Lauren Cole	By:	/s/ Michael Gray
Name:	Lauren Cole	Name:	Michael Gray
Title:	Vice President	Title:	Chief Operating Officer and Chief Financial Officer